FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2013

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 16, 2013, Telephone and Data Systems, Inc. (“TDS”), as issuer, entered into an Indenture with The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), which permits TDS to issue subordinated debt securities from time to time (the “Subordinated Indenture”).

The description of the terms and conditions of the Subordinated Indenture, and the relationships between TDS and the Trustee, are set forth in the Prospectus that is part of TDS’ Registration Statement on Form S-3, as amended (Registration No. 333-188969), under the caption “Description of Debt Securities”, and is incorporated by reference herein.  The form of the Subordinated Indenture had previously been filed as Exhibit 4.2 to such Registration Statement.  An executed conformed copy of this indenture is being filed as an Exhibit to this Form 8-K.

There have been no securities issued under the Subordinated Indenture as of this time.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	September 20, 2013

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Controller
(principal financial officer and principal accounting officer)

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit No.	Description

4.1	Subordinated Indenture dated September 16, 2013, between Telephone and Data Systems, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee